UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2025

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2025, after lengthy discussion among the members of the Board of Directors, the Board of Directors (the “Board”) of Lottery.com Inc. (the “Company” or “SEGG Media) decided to terminate Matthew McGahan from his existing positions as Chief Executive Officer, President, Secretary and Chairman of the Board of Directors of the Company. The termination is effective immediately. Mr. McGahan will remain as director of the Company until the expiration of his term at the next (2025) annual meeting of the Company’s shareholders which is expected to be held before the end of the year. Additionally, Mr. McGahan will no longer serve in any roles with the Company’s subsidiaries.

The Company and Mr. McGahan are finalizing a separation and termination agreement, which is expected to include customary terms regarding severance, equity treatment, confidentiality, non-disparagement, and other relevant provisions. The Company will file an amendment to this Current Report on Form 8-K once the termination and separation agreement is finalized.

Appointment of Interim Chief Executive Officer

Effective November 30, 2025 the Board also appointed Robert Stubblefield to serve as Interim Chief Executive Officer of the Company. The interim role will last until March 31, 2026 or until the Board identifies a permanent Chief Executive Officer. Mr. Stubblefield will also serve as interim President and Secretary of the company and will assume the roles that Matthew McGahan had in the various subsidiaries.

In addition to serving an Interim Chief Executive Officer, Mr. Stubblefield, age 62, will retain in his role as the Company’s Chief Financial Officer. He was appointed the Company’s CFO on July 14, 2023. Additional biographical information is provided below:

●	Prior experience: Chief Financial Officer, of Venture Capital and Private Equity backed early stage and growth stage technology companies.
●	Mr. Stubblefield has approximately 18 years of experience in public companies in senior finance, accounting, and operations roles and wrote SOX policies and procedures for revenue operations in a public software company.
●	Other Relevant expertise: Certified Public Accountant, California.

There are no family relationships between Mr. Stubblefield and any Director or Executive Officer of the Company. Mr. Stubblefield has no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K.

The Board of Directors of the Company has not yet determined Mr. Stubblefield’s compensation or agreed to any terms on a written compensation agreement. The Company will file a Current Report on Form 8-K once such written compensation agreement has been approved by the Board.

Election of Chairman of the Board

Effective November 30, 2025 the Board also elected Marc Bircham to serve as Chairman of the Board of Directors of the Company. Bircham was appointed to the Board on May 13, 2025 as an executive Board member. He will remain in his role of Director of Business Development for Sports.com.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

	By:	/s/ Robert Stubblefield
	Name:	Robert Stubblefield
	Title:	Interim Chief Executive Officer
December 1, 2025